                                               FILED PURSUANT TO RULE 424 (b)(3)
                                                      REGISTRATION NO. 333-12431

PROSPECTUS SUPPLEMENT
To Prospectus dated September 10, 1997 and
Prospectus Supplement dated September 15, 1997

                                  $103,403,000

                          AFG RECEIVABLES TRUST 1997-B
                 $73,703,000 CLASS A 6.20% ASSET BACKED NOTES
                 $18,700,000 CLASS B 6.40% ASSET BACKED NOTES
                 $11,000,000 CLASS C 7.00% ASSET BACKED NOTES

                            AUTOFINANCE GROUP, INC.
                                  SUBSERVICER

                      KEY CONSUMER ACCEPTANCE CORPORATION
                                     SELLER

                       KEY BANK USA, NATIONAL ASSOCIATION
                                    SERVICER

The Prospectus dated September 10, 1997 and the Prospectus Supplement dated September 15, 1997 are hereby amended and supplemented as indicated below. Terms used herein and not otherwise defined have the meanings given to them in the Prospectus and the Prospectus Supplement.

Because this Supplement is to be used in connection with offers and sales related to market-making transactions in the Notes, the following portions of the Prospectus and the Prospectus Supplement do not apply and are deemed deleted from such documents to the extent the documents are used for market-making transactions:

         (a) the pricing table and the related footnotes on the cover page of the Prospectus Supplement and the sentences on the front cover page of the Prospectus Supplement with respect to the purchase of the Notes by the Underwriters from the Seller and the issuance thereof;

         (b) the paragraph on the inside front cover of the Prospectus Supplement regarding the obligation of dealers to deliver a prospectus and prospectus supplement; and

         (c) the "Underwriting" section of the Prospectus Supplement.

                                   ----------

This Supplement to the Prospectus and the Prospectus Supplement is to be used by McDonald Investments in connection with offers and sales from time to time related to market-making transactions in the Notes in which McDonald Investments acts as principal. McDonald Investments may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale.

                                   ----------

                              MCDONALD INVESTMENTS
                               A KeyCorp Company

                   Prospectus Supplement dated August 4, 2000

The "Underwriting" section of the Prospectus Supplement is replaced with the following:

                              PLAN OF DISTRIBUTION

     The Seller does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by McDonald Investments Inc. ("McDonald Investments") that it may make a market in the Notes. McDonald Investments is not obligated, however, to make a market in the Notes and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

     After the initial distribution of the Notes by Credit Suisse First Boston Corporation and McDonald Investments, the Prospectus and the Prospectus Supplements may be used by McDonald Investments, a subsidiary of KeyCorp and an affiliate of the Seller and the Servicer, or its successors, in connection with offers and sales relating to market making transactions in the Notes. McDonald Investments may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Any obligation of McDonald Investments are the sole obligations of McDonald Investments and do not create any obligations on the part of any affiliate of McDonald Investments. McDonald Investments is a member of the New York Stock Exchange.

     McDonald Investments may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, McDonald Investments may create a short position in the Notes for its own account. McDonald Investments may bid for and purchase Notes in the open market to cover such short positions. In addition, McDonald Investments may bid for and purchase Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. McDonald Investments is not required to engage in these activities, and may end these activities at any time.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from Credit Suisse First Boston Corporation and McDonald Investments.

     In the ordinary course of their respective businesses, Credit Suisse First Boston Corporation and McDonald Investments and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Seller and its affiliates.

The following section shall be inserted immediately following the section labelled "Legal Opinions" in the Prospectus Supplement:


                             ADDITIONAL INFORMATION

     For additional information regarding the activities of the Trust through May 31, 2000, we refer you to the Servicer Report attached as Annex A.

CREDIT SUISSE FIRST BOSTON                                                Page 1

                Kev Bank USA, N.A. Automotive Specialty Finance

           MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                        May 1, 2000 through May 31, 2000

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                        $ 110,004,479.62
(B) Class A Noteholders' Percentage                                                                            67.00%
(C) Original Class A Note Balance                                                                   $  73,703,000.00
(D) Class A Note Rate                                                                                           6.20%
(E) Class B Noteholders' Percentage                                                                            17.00%
(F) Original Class B Note Balance                                                                   $  18,700,000.00
(G) Class B Note Rate                                                                                           6.40%
(H) Class C Noteholders' Percentage                                                                            10.00%
(I) Original Class C Note Balance                                                                   $  11,000,000.00
(J) Class C Note Rate                                                                                           7.00%
(K) Class D Certificateholders' Percentage                                                                      6.00%
(L) Original Class D Certificate Balance                                                            $   6,601,479.62
(M) Class D Certificate Rate                                                                                    0.00%
(N) Servicing Fee Rate                                                                                          3.50%
(O) Original Weighted Average Coupon (WAC)                                                                     20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                             54.45 months
(Q) Number of Contracts                                                                                        9.006
(R) Reserve Account ("RA")
      (i) Maximum Specified Reserve Balance                                                             5,500,223.98
      (ii) Minimum Specified Reserve Balance                                                            2,200,089.59
      (iii) Initial Deposit                                                                             1,650,067.19

(S) Noteholders' Percentage                                                                                    94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                      Total Trust
                                                                                                      ---------
(A) Total Portfolio Outstanding                                                                     $  22,813,303.18
(B) Total Portfolio Pool Factor                                                                            0.2073852
(C) Class A Note Balance                                                                            $  14,936,822.55
(D) Class A Principal Factor                                                                               0.2026623
(E) Class A Interest Carryover Shortfall                                                                        0.00
(F) Class A Principal Carryover Shortfall                                                                       0.00
(G) Class B Note Balance                                                                            $   3,789,785.78
(H) Class B Principal Factor                                                                               0.2026623
(I) Class B Interest Carryover Shortfall                                                                        0.00
(J) Class B Principal Carryover Shortfall                                                                       0.00
(K) Class C Note Balance                                                                            $   2,229,285.74
(L) Class C Principal Factor                                                                               0.2026623
(M) Class C Interest Carryover Shortfall                                                                        0.00
(N) Class C Principal Carryover Shortfall                                                                       0.00
(O) Class D Certificate Balance                                                                     $   1,857,409.11
(P) Reserve Account Balance                                                                             2,389,505.80
(Q) Payahead Account Balance                                                                              130,600.57
(R) Aggregate Subordinated Servicing Fees to Date                                                               0.00
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                         0.00
(T) Cumulative Net Losses for all Prior Periods                                                        16,270,713.35
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       19.69%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                               24.27 months
(W) Number of Contracts                                                                                        3,527

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts                                                                           $   1,450,783.06
      (i) Principal Payments Received                                                                     392,558.98
      (ii) Interest Payments Received                                                                           0.00
      (iii) Repurchased Loan Principal                                                                          0.00
      (iv) Repurchased Loan Interest                                                                            0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                 12,986.34
(C) Amount Applied From Payahead Account                                                                       19.68%
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       23.31 months
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                           3.397
(F) Remaining Number of Contracts
(G) Delinquent Contracts

                                                                              Contracts                  Amount
                                                                              ---------                  ------

      (i) 30-59 Days Delinquent                                                  64        1.88%    $     450,561.47   2.13%
      (ii) 60-89 Days Delinquent                                                  0        0.00%                0.00   0.00%
      (iii) 90 Days or More Delinquent                                            0        0.00%                0.00   0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) Aggregate Net Losses for Collection Period                                                      $      36,870.64
(B) Liquidated Contracts
      (i) Gross Principal Balance of Liquidated Receivables                                         $     198,697.19
      (ii) Net Liquidation Proceeds Received During the Collection Period                                  66,969.01
      (iii) Recoveries on Previously Liquidated Contracts                                                  94,857.54
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                               37


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.



/s/ [ILLEGIBLE                      Vice-President                  06/09/00
------------------------------------------------------------------------------
Signature                           Title                           Date

CREDIT SUISSE FIRST BOSTON                                                Page 2

                Key Bank USA, N.A. Automotive Specialty Finance

           MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                        May 1, 2000 through May 31, 2000

I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                                 $1,450,783.06
(B) Interest Payments Received (C(A)ii)                                                                    392,558.98
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii + iii)                                             161,826.55
(D) Principal on Repurchased Contracts (C(A)iii)                                                                 0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                   0.00
                                                                                                        -------------
(F) Total Collections (A + B + C + D +E)                                                                $2,005,168.59
                                                                                                        -------------
(G) Total Available Amount (F)                                                                          $2,005,168.59

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                 $1,450,783.06
(B) Principal on Repurchased Contracts (C(A)iii)                                                                 0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                              198,697.19
                                                                                                        -------------
(D) Principal Distribution Amount (A + B + C)                                                           $1,649,480.25

(E) Current Servicing Fee Due                                                                               66,538.80
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                        0.00
                                                                                                        -------------
(G) Total Servicing Fees Payable                                                                            66,538.80
(H) Servicing Fees Paid from Collection Account                                                             66,538.80
(I) Reserve Account Draw for Servicing Fees Payable                                                              0.00
(J) Servicing Fee Shortfall                                                                                      0.00
(K) Current Subordinated Servicing Fee                                                                           0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                                             0.00

(M) Class A Distributable Amount
    (i) Class A Monthly Interest Distributable Amount                                                   $   77,173.58
    (ii) Class A Interest Distributable Amount                                                              77,173.58
    (iii) Class A Monthly Principal Distributable Amount                                                 1,105,164.69
    (iv) Class A Principal Distributable Amount                                                          1,105,164.69
                                                                                                        -------------
    (v) Total Distributable Amount (i + ii)                                                             $1,182,338.27
    (vi) Class A Interest Paid from Collection Account                                                      77,173.58
    (vii) Reserve Account Draw for Class A Interest Payable                                             $        0.00
    (viii) Class A Interest Carryover Shortfall                                                         $        0.00
    (ix) Class A Principal Paid from Collection Account                                                  1,105,164.69
    (x) Reserve Account Draw for Class A Principal Payable                                                       0.00
    (xi) Class A Principal Carryover Shortfall                                                                   0.00

(N) Class B Distributable Amount
    (i) Class B Monthly Interest Distributable Amount                                                   $   20,212.19
    (ii) Class B Interest Distributable Amount                                                              20,212.19
    (iii) Class B Monthly Principal Distributable Amount                                                   280,403.51
    (iv) Class B Principal Distributable Amount                                                            280,403.51
                                                                                                        -------------
    (v) Total Distributable Amount (i + ii)                                                             $  300,615.70
    (vi) Class B Interest Paid from Collection Account                                                      20,212.19
    (vii) Reserve Account Draw for Class B Interest Payable                                             $        0.00
    (viii) Class B Interest Carryover Shortfall                                                         $        0.00
    (ix) Class B Principal Paid from Collection Account                                                    280,403.51
    (x) Reserve Account Draw for Class B Principal Payable                                                       0.00
    (xi) Class B Principal Carryover Shortfall                                                                   0.00

(O) Class C Distributable Amount
    (i) Class C Monthly Interest Distributable Amount                                                   $   13,004.17
    (ii) Class C Interest Distributable Amount                                                              13,004.17
    (iii) Class C Monthly Principal Distributable Amount                                                   164,943.24
    (iv) Class C Principal Distributable Amount                                                            164,943.24
                                                                                                        -------------
    (v) Total Distributable Amount (i +ii)                                                              $  177,947.41
    (vi) Class C Interest Paid from Collection Account                                                      13,004.17
    (vii) Reserve Account Draw for Class C Interest Payable                                             $        0.00
    (viii) Class C Interest Carryover Shortfall                                                                  0.00
    (ix) Class C Principal Paid from Collection Account                                                    164,943.24
    (x) Reserve Account Draw for Class C Principal Payable                                                       0.00
    (xi) Class C Principal Carryover Shortfall                                                                   0.00

(P) Payment of Subordinated Servicing Fees
    (i) Aggregate Subordinated Servicing Fees from Current and Prior Periods (ii(L))                    $        0.00
    (ii) Subordinated Servicing Fees Paid from Collection Account and/or Released from Reserve Account           0.00
    (iii) Aggregate Subordinated Servicing Fees to Date (i-ii)                                          $        0.00

(Q) Certificateholders' Distributable Amount
    (i) Certificateholders' Distributable Amount                                                           $98,968.82
    (ii) Certificateholders' Distributable Amount Paid from Collection Account                              98,968.82

CREDIT SUISSE FIRST BOSTON                                              Page 3

                Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT - AFG RECEIVABLES TRUST, 1997-B

                        May 1, 2000 through May 31, 2000

III. PAYAHEAD ACCOUNT INFORMATION
(A) Beginning Period Balance (B(Q))                                                $130,600.57
(B) Amounts Applied To Payahead Account (C(B))                                            0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                   12,986.34
                                                                                   -----------
(D) Ending Period Balance                                                          $117,614.23

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                        Begin. of Period           End of Period
                                                        ----------------           -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                           $22,813,303.18             $21,163,822.93
    (ii)   Total Pool Factor                                 0.2073852                  0.1923906
    (iii)  Receivables Balance                           22,813,303.18              21,163,822.93
    (iv)   Prefunding Account Balance                             0.00                       0.00
    (v)    Class A Note Balance                         $14,936,822.55             $13,831,657.86
    (vi)   Class A Principal Factor                          0.2026623                  0.1876675
    (vii)  Class B Note Balance                          $3,789,785.78              $3,509,382.27
    (viii) Class B Principal Factor                          0.2026623                  0.1876675
    (ix)   Class C Note Balance                          $2,229,285.74              $2,064,342.50
    (viii) Class C Principal Factor                          0.2026623                  0.1876675
    (ix)   Class D Certificate Balance                   $1,857,409.11              $1,758,440.30

(B) Portfolio Information
    (i)    Weighted Average Coupon (WAC)                         19.69%                     19.68%
    (ii)   Weighted Average Remaining Maturity (WAM)             24.27 months               23.31 months
    (iii)  Remaining Number of Contracts                         3,527                      3.397

V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
(A) Beginning RA Balance (B(H))                                                     $2,389,505.80

(B) Draw for Servicing Fee (II(I))
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                              0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                              0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                              0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                              0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                               0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                               0.00

(I) Overcollateralization Amount                                                    $7,332,165.07
(J) Maximum Specified Reserve Balance                                                2,191,555.25
(K) Specified Reserve Account Balance                                                2,200,089.59

(L) Amount Available for Deposit to the RA                                             277,728.41
                                                                                    -------------
(M) RA Balance Prior to Release                                                     $2,667,234.21
(N) Specified Reserve Account Balance                                                2,191,555.25
(O) Reserve Account Release                                                            475,678.96

(P) Ending Reserve Account Balance                                                  $2,191,555.25


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                        $36,870.64
(B) Liquidated Contracts
    (i)    Gross Principal Balance of Liquidated Receivables (D(E)(i)                 $198,697.19
    (ii)   Net Liquidation Proceeds Received During the Collection Period (D(E)ii)      66,969.01
    (iii)  Recoveries on Previously Liquidated Contracts (D(E)(iii)                     94,857.54
(C) Cumulative Net Losses for all Periods (VI(A) + B(T))                           $16,307,583.99

(D) Delinquent and Repossessed Contracts

                                                                Contracts                         Amount
                                                                ---------                         ------

(i)   30-59 Days Delinquent (C(G)i)                                64     1.88%              $450,561.47       2.13%
(ii)  60-89 Days Delinquent (C(G)ii)                                0     0.00%                     0.00       0.00%
(iii) 90 Days or More Delinquent (C(G)iii)                          0     0.00%                     0.00       0.00%

(iv) Financed Vehicles Repossessed but not yet Charged off
     and Contracts Delinquent over 60 days (D(E))                  37     1.09%               246,006.66       1.16%

CREDIT SUISSE FIRST BOSTON                                                Page 4

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                        May 1, 2000 through May 31, 2000

VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE

(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
         (i)   Second Preceding Collection Period                                                                          5.48%
         (ii)  Preceding Collection Period                                                                                 3.71%
         (iii) Current Collection Period                                                                                   1.94%
         (iv)  Three Month Average (Avg (i, ii, iii))                                                                      3.71%

(B) Ratio of Balance of Contracts Delinquent 60 Days or More and Balance of Financed Vehicles
     Repossessed but not Charged off to the Outstanding Pool Balance as of Each Collection Period.
         (i)   Second Preceding Collection Period                                                                          1.40%
         (ii)  Preceding Collection Period                                                                                 0.82%
         (iii) Current Collection Period                                                                                   1.16%
         (iv)  Three Month Average (Avg (i, ii, iii))                                                                      1.13%

(C) Cumulative Net Loss Ratio                                                                                             14.82%

(D) Loss and Delinquency Trigger Indicator                                                                   Trigger Was Not Hit

VIII. RECONCILIATION OF COLLECTION ACCOUNT

(A) Collection Account Beginning Balance (I(H))                                                                     2,005,168.59
(B) Servicing Fee Paid (II(H))                                                                                         66,538.80
(C) Class A Interest Paid (II(M(vi)))                                                                                  77,173.58
(D) Class B Interest Paid (II(N(vi)))                                                                                  20,212.19
(E) Class C Interest Paid ((II(O(vi)))                                                                                 13,004.17
(F) Class A Principal Paid (II(M(ix)))                                                                              1,105,164.69
(G) Class B Principal Paid (II(N(ix)))                                                                                280,403.51
(H) Class C Principal Paid (II(O(ix)))                                                                                164,943.24
(I) Reserve Account Deposit                                                                                                 0.00
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                                 0.00
(K) Certificateholders' Distributable Amount Paid (II(O(ii)))                                                          98,968.82
(L) Releases to Seller                                                                                                376,710.15

                          AFG Receivables Trust 1997-B
            Monthly Statement To Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                     Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  May 1, 2000 through May 31, 2000
Distribution Date:  06/15/00
Month:              33

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant to Section 5.6 of the Sale and Servicing Agreement


                                                                                                           Per $1,000 of Outstanding
                                                                                                           Class A/Class B/Class C
                                                                                                               Certificate Amount
                                                                                                           -------------------------
     (i) Principal Distribution
               Class A Note Amount                                                          1,105,164.69           73.9892762
               Class B Note Amount                                                            280,403.51           73.9892762
               Class C Note Amount                                                            164,943.24           73.9892767
               Certificate Amount                                                              98,968.82           53.2832613

     (ii) Interest Distribution
               Class A Note Amount                                                             77,173.58           5.16666665
               Class B Note Amount                                                             20,212.19           5.33333331
               Class C Note Amount                                                             13,004.17           5.83333348


     (iii)  Total Pool Balance of Notes and Certificates (and of Collection Period)        21,163,822.93

     (iv)   Class A Notes Balance Period)                                                  13,831,657.86
            Class A Pool Factor (and of Collection Period)                                     0.1876675
            Class B Notes Balance (and of Collection Period)                                3,509,382.27
            Class B Pool Factor (and of Collection Period)                                     0.1876675
            Class C Notes Balance (and of Collection Period)                                2,064,342.50
            Class C Pool Factor (and of Collection Period)                                     0.1876675
            Certificate Balance (and of Collection Period)                                  1,758,440.30

     (v) Basic Servicing Fee                                                                   66,538.80            2.9166667

     (vi) Aggregate Net Losses                                                                 36,870.64


     (vii) Reserve Account Balance after Giving Effect to Payments
               Made on Distribution Date                                                    2,191,555.25

           Specified Reserve Account Balance after Giving Effect to Payments
               Made on Distribution Date                                                    2,191,555.25

     Draws on Reserve Account                                                                       0.00

     Amount Available for Deposits to Reserve Account                                          277,728.41


     (viii) Class A Interest Carryover Shortfall                                                    0.00            0.0000000
            Class B Interest Carryover Shortfall                                                    0.00            0.0000000
            Class C Interest Carryover Shortfall                                                    0.00            0.0000000
            Class A Notes Principal Carryover Shortfall                                             0.00            0.0000000
            Class B Notes Principal Carryover Shortfall                                             0.00            0.0000000
            Class C Notes Principal Carryover Shortfall                                             0.00            0.0000000

     (ix) Aggregate Purchase Amount of Receivables Repurchased by the Seller
     or purchase by Servicer                                                                       0.00

     (x) Delinquent Contracts                                                              Number               Balance
                                                                                     -------------------  -------------------

          30-59 Days                                                                                  64           450,561.47
          60-89 Days                                                                                   0                 0.00
          90 Days or More                                                                              0                 0.00